As filed with the Securities and Exchange Commission on July 8, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0430924
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2145 Hamilton Avenue

San Jose, California 95125

(Address of principal executive offices)

GSI Commerce, Inc. 2005 Equity Incentive Plan, as amended

GSI Commerce, Inc. 2010 Equity Incentive Plan, as amended

(Full title of the plan)

Michael R. Jacobson

Senior Vice President, Legal Affairs, General Counsel and Secretary

eBay Inc.

2145 Hamilton Avenue

San Jose, California 95125

(408) 376-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (4)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,490,757 (2)	$32.26	$48,091,820.82	$5,583.46
Common Stock, par value $0.001 per share	3,606,900 (3)	$32.26	$116,358,594.00	$13,509.23

(1)	Pursuant to the Agreement and Plan of Merger, dated as of March 27, 2011, by and among eBay Inc., Gibraltar Acquisition Corp. and GSI Commerce, Inc. (the “Merger Agreement”), eBay Inc. assumed all of the outstanding unvested restricted stock units of GSI Commerce, Inc. under the plans referred to above. Any such restricted stock units will be settled solely with shares of common stock of eBay Inc., with appropriate adjustments to the number of shares underlying the assumed restricted stock units in accordance with the terms of the Merger Agreement. In addition, eBay Inc. may grant new equity awards under the GSI Commerce, Inc. 2010 Equity Incentive Plan, as amended, in accordance with Nasdaq Rule 5635(c).

Pursuant to Rule 416(a), this registration statement shall also cover any additional shares of common stock which become issuable under the GSI Commerce, Inc. 2005 Equity Incentive Plan, as amended, and the GSI Commerce, Inc. 2010 Equity Incentive Plan, as amended (collectively, the “Plans”), by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase or decrease in the number of outstanding shares of common stock of eBay Inc.

(2)	Number of shares of common stock issuable under the GSI Commerce, Inc. 2005 Equity Incentive Plan, as amended.
(3)	Number of shares of common stock issuable under the GSI Commerce, Inc. 2010 Equity Incentive Plan, as amended.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock on June 30, 2011 as reported on the Nasdaq Global Select Market.

PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

*	The prospectus containing information required by Part I of Form S-8 and related to this Registration Statement is omitted from this Registration Statement in accordance with the note to Part I of Form S-8. eBay Inc. (the “Company”) will send or give to each participant in the GSI Commerce, Inc. 2005 Equity Incentive Plan, as amended, and the GSI Commerce, Inc. 2010 Equity Incentive Plan, as amended (collectively, the “Plans”), a copy of the prospectus or documents containing information specified in Part I of Form S-8, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), the prospectus for the Plans is not being filed with or included in this Registration Statement. The prospectus for the Plans and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, each constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:

(a) The Company’s latest annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on January 28, 2011, which includes audited financial statements for the Company’s latest fiscal year;

(b)(1) The Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2011, filed with the Commission on April 29, 2011;

(b)(2) The Company’s current reports on Form 8-K filed with the Commission on March 30, 2011, June 13, 2011, June 20, 2011 and June 28, 2011; and

(c) The description of the Company’s common stock which is contained in a Registration Statement on Form 8-A filed August 20, 1998, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Notwithstanding the foregoing provisions of this Item 3, no document, or portion of or exhibit to a document, that is “furnished” to (rather than “filed” with) the Commission shall be incorporated or deemed to be incorporated by reference in this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”), the Company’s Amended and Restated Bylaws (the “Bylaws”) provide that (i) the Company is required to indemnify its directors and officers to the fullest extent permitted by the DGCL; provided, however, that the Company is required to provide indemnification with respect to a proceeding (or part thereof) initiated by one of such persons only if the proceeding (or part thereof) is authorized by the Company’s board of directors, (ii) the Company may, in its discretion, indemnify other persons as set forth in the DGCL, (iii) to the fullest extent permitted by the DGCL, the Company is required to advance all expenses incurred by its directors and officers in connection with a legal proceeding (subject to certain exceptions), (iv) the rights conferred in the Bylaws are not exclusive, (v) the Company is authorized to enter into indemnification agreements with its directors, officers, employees and agents and (vi) the Company may not retroactively amend the Bylaws provisions relating to indemnity.

The Company has entered into agreements with its directors and executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts that such person becomes legally obligated to pay (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The following exhibits are filed as part of this Registration Statement.

Exhibit Number	Description

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	GSI Commerce, Inc. 2005 Equity Incentive Plan, as amended (filed as Appendix A to GSI Commerce, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 25, 2008 and incorporated herein by reference).

99.2	Amendment to the GSI Commerce, Inc. 2005 Equity Incentive Plan, as amended.

99.3	GSI Commerce, Inc. 2010 Equity Incentive Plan (filed as Appendix A to GSI Commerce, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 13, 2010 and incorporated herein by reference).

99.4	Amendment to the GSI Commerce, Inc. 2010 Equity Incentive Plan.

ITEM 9. UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 8, 2011.

eBay Inc.

/s/ John J. Donahoe
John J. Donahoe
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Donahoe, Robert H. Swan, Michael R. Jacobson and Phillip P. DePaul, and each or any one of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Donahoe John J. Donahoe	President, Chief Executive Officer and Director (Principal Executive Officer)	July 8, 2011

/s/ Robert H. Swan Robert H. Swan	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	July 8, 2011

/s/ Phillip P. DePaul Phillip P. DePaul	Vice President, Chief Accounting Officer (Principal Accounting Officer)	July 8, 2011

/s/ Pierre M. Omidyar Pierre M. Omidyar	Founder, Chairman of the Board and Director	July 8, 2011

/s/ Fred D. Anderson Fred D. Anderson	Director	July 8, 2011

/s/ Marc L. Andreessen Marc L. Andreessen	Director	July 8, 2011

/s/ Edward W. Barnholt Edward W. Barnholt	Director	July 8, 2011

/s/ Scott D. Cook Scott D. Cook	Director	July 8, 2011

/s/ William Clay Ford, Jr. William Clay Ford, Jr.	Director	July 8, 2011

/s/ Dawn G. Lepore Dawn G. Lepore	Director	July 8, 2011

/s/ David M. Moffett David M. Moffett	Director	July 8, 2011

/s/ Richard T. Schlosberg, III Richard T. Schlosberg, III	Director	July 8, 2011

/s/ Thomas J. Tierney Thomas J. Tierney	Director	July 8, 2011

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	GSI Commerce, Inc. 2005 Equity Incentive Plan, as amended (filed as Appendix A to GSI Commerce, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 25, 2008 and incorporated herein by reference).

99.2	Amendment to the GSI Commerce, Inc. 2005 Equity Incentive Plan, as amended.

99.3	GSI Commerce, Inc. 2010 Equity Incentive Plan (filed as Appendix A to GSI Commerce, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 13, 2010 and incorporated herein by reference).

99.4	Amendment to the GSI Commerce, Inc. 2010 Equity Incentive Plan.